PRESS RELEASE
FOR IMMEDIATE RELEASE

FOR:	MDC Partners Inc.
950 Third Avenue, 5th Floor
New York, NY 10022

CONTACTS:	Donna Granato
Director, Finance & Investor Relations
646.429.1809
dgranato@mdc-partners.com

Katie Kempner
Vice President, Director of Corporate Communication
305.646.7366
kkempner@mdc-partners.com

MDC PARTNERS NAMES DAVID DOFT AS CHIEF FINANCIAL OFFICER

Former Media Analyst and Investor Brings
Extensive Digital and Internet Knowledge and Experience

New York, New York (July 23, 2007) - MDC Partners today announced that David B. Doft has been named Chief Financial Officer. Mr. Doft most recently oversaw media and Internet investments at Cobalt Capital, a value oriented hedge fund. During his 14-year Wall Street career he has worked at several large financial institutions including Donaldson, Lufkin & Jenrette Securities, ING Barings Furman Selz and CIBC World Markets, where he served as Executive Director providing equity research coverage of the advertising and marketing services industries, including advertising agencies, database marketing, market research, teleservices and Internet marketing.

With over ten years experience covering the advertising and marketing communications space, Mr. Doft has been ranked amongst the top analysts by Institutional Investor and Greenwich Associates.

“We are delighted that David is joining the management team of MDC Partners. His knowledge and experience both as an investor and analyst in the media, marketing services and Internet sectors will be extremely valuable to helping MDC capitalize on the exciting growth opportunities that are emerging with the convergence of media, technology and creative,” said Miles Nadal, Chairman and Chief Executive Officer.

“I am extremely excited about this opportunity and believe that MDC is well positioned to achieve its growth objectives and reinvent the advertising and marketing services network of the future. MDC’s leadership position, particularly in digital innovation, is an excellent platform to capitalize on the dramatic changes taking place in the industry as Internet advertising and other non-traditional marketing spend continues to increase significantly,” said Mr. Doft.

Mr. Doft will replace Steven Berns, who will leave the firm to pursue other business opportunities. Mr. Berns has served the Company since August 2004, most recently as the Company’s President and Chief Financial Officer.

“Steven has contributed significantly to MDC Partners over the last three years,” said Miles Nadal. “During his tenure, Steven was involved in the Company’s transition to the U.S. marketplace, including enhancing the financial function and talent pool at the Company’s corporate office. All of us at MDC wish him the best in his future endeavours.”

Mr. Nadal will assume the additional role of President. Michael Sabatino, in addition to his continuing role as the Company’s Chief Accounting Officer, will serve as interim Chief Financial Officer until Mr. Doft assumes his role as expected on August 10, 2007.

About MDC Partners

MDC Partners is a leading provider of marketing communications solutions and services to clients in North America, Europe and Latin America. Through its partnership of entrepreneurial firms it provides advertising, specialized communications and consulting services to leading brands. MDC Partners’ philosophy emphasizes the utilization of strategy and creativity to drive growth for its clients. “MDC Partners is The Place Where Great Talent Lives”. MDC Partners Class A shares are publicly traded on the NASDAQ under the symbol “MDCA” and on the Toronto Stock Exchange under the symbol “MDZ.A”.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risks and uncertainties which may cause the actual results or objectives to be materially different from those expressed or implied by such forward-looking statements. Such factors include, among other things, the Company’s financial performance; changes in the competitive environment; adverse changes in the economy; ability to maintain long-term relationships with customers; financing requirements; and other factors set forth in the Company’s Form 10-K for its fiscal year ended December 31, 2006 and subsequent SEC filings.